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                     [FRONTIER CORPORATION LETTERHEAD]


VIA ELECTRONIC TRANSMISSION

May 23, 1995                        EXHIBIT 5

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

          RE:  Frontier Corporation
               Registration Statements on Form S-8
               Management Stock Incentive Plan

Ladies and Gentlemen:

I am a General Attorney in the Legal Department of Frontier Corporation (formerly known as Rochester Telephone Corporation) (the "Company") and have acted on behalf of the Company in connection with its Registration Statements No. 33-67432 and No. 33-54519 on Form S-8 to register under the Securities Act of 1933, as amended (the "Act"), an aggregate of 2,000,000 shares of Common Stock of the Company and its Registration Statement on Form S-8 to register under the Act an additional 8,000,000 shares of Common Stock of the Company (all such registered shares being hereinafter referred to as the "Shares"), all to be issued pursuant to the Company's Management Stock Incentive Plan (an amendment and restatement of the plan formerly known as the Rochester Telephone Corporation Restated Executive Stock Option
Plan) (the "Plan").

I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with rendering this opinion.

Based on the foregoing, I am of the opinion that the stock options and restricted stock grants provided for in the Plan described in the above-referenced Registration Statements have been duly authorized by the Company for issuance to eligible employees of the Company and its subsidiaries in accordance with the terms of the Plan and that the Shares have been duly authorized by the Company for issuance and will, when issued in accordance with the terms of the Plan upon the exercise of options or as restricted stock grants thereunder, be validly issued, fully paid and non-assessable.

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I hereby consent to the filing of this opinion as an exhibit to the above mentioned Registration Statements on Form S-8 and any reference to me contained therein.

Very truly yours,

/s/ John T. Pattison

John T. Pattison
General Attorney